Securities and Exchange Commission
Division of Corporation Finance
April 18, 2003
Page 1


                                 JAMES N. BARBER
                                 Attorney at Law
                            Suite 100, Bank One Tower
                                50 West Broadway
                            Salt Lake City, UT 84101
Telephone: (801) 364-6500                                    Fax: (801) 364-3406
                            E-Mail: Barberjn@aol.com
________________________________________________________________________________

                                 April 18, 2003

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Alternative Energy Sources, Inc. registration statement on Form SB-2

Dear Sir or Madam:

     The purpose of this letter is to correct my prior letter of opinion related to the subject matter hereof on February 10, 2003.

     I have acted as counsel for Alternative Energy Sources, Inc., a Delaware corporation (Alternative Energy) in connection with its registration statement on Form SB-2 relating to the registration of up to 640,000 shares of its common stock ("Shares"), $.0001 per share par value, at an offering price, estimated for purposes of calculating the registration fee, of $0.15 per share. In my representation I have examined such documents, corporate records, and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including, but not limited to: the Articles of Incorporation and Bylaws of the Company, records of a private offering of shares effected without registration, subscription agreements executed by all the buyers of those shares, minutes of a special meeting of the Board of Directors held on June 10, 2002 related to private offering of the Company's shares, and minutes of a meeting of the Board held on December 12, 2002 which contains resolutions closing the private offering and authorizing the filing of the registration statement to which this opinion relates.

     Those records reflect that what is now 64,000 common shares of Alternative Energy Sources, Inc. were sold to thirty-seven (37) registered owners between early June and December 12, 2002. As indicated, the offer, sale and delivery after sale of these shares was effected without registration under the
Securities   Act  of  1933  (the  "Act")  in  reliance  on  the  exemption  from


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Securities and Exchange Commission
Division of Corporation Finance
April 18, 2003
Page 2

registration provided by Rule 504 of Regulation D thereunder, and in accordance with applicable exemptions from registration under state laws of Texas and Washington, the two (2) states in which the shares were sold. The 64,000 shares sold on this offering were forward-split ten shares for one share by resolution dated December 12, 2002. This Form SB-2 registration statement is filed under Rule 415 of Regulation C under the Act to register the continuing sale of the 640,000 Alternate Energy shares which are already outstanding in the hands of the thirty-seven (37) stockholders who purchased in the private offering, who have signed appropriate subscription agreements, and who paid $0.15 per share for the shares they purchased.

     Based upon my examination of relevant documents, I express the following opinions.

     1. Alternative Energy Sources, Inc. is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware.

     2. The 640,000 shares covered by this registration statement are presently outstanding as validly authorized and issued, fully paid, and non-assessable shares of Alternative Energy Sources, Inc., registered to thirty-seven (37) stockholders. The shares were issued by resolution of the Board of Directors of the Corporation pursuant to authority vested in the Board by Sections 2.1 of
Article II and 6,1 of Article VI of the Bylaws of the corporation, and statutory authority embodied in Sections 141, 151 through 153 and 161 of the Delaware Code.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                           Sincerely,

                                                           /s/ James N. Barber

                                                           James N. Barber


cc: Alternate Energy Sources, Inc.